                                                                 Exhibit (d.1)



                   FORM OF INVESTMENT MANAGEMENT AGREEMENT

         This AGREEMENT made this ___ day of _________, 2001 between [Name of Entity] (the "Fund"), a [corporate form], and ING Pilgrim Investments, LLC (the "Manager"), a Delaware limited liability company (the "Agreement").

         WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Fund is authorized to issue shares of common stock in separate series with each such series representing interests in a separate portfolio of securities and other assets;

         WHEREAS, the Fund may offer shares of additional series in the future;

         WHEREAS, the Fund desires to avail itself of the services of the Manager for the provision of advisory and management services for the Fund; and

         WHEREAS, the Manager is willing to render such services to the Fund;

         NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

         1. Appointment. The Fund hereby appoints the Manager, subject to the direction of the Board of Trustees, for the period and on the terms set forth in this Agreement, to provide advisory, management, and other services, as described herein, with respect to each series of the Fund (individually and collectively referred to herein as "Series"). The Manager accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         In the event the Fund establishes and designates additional series with respect to which it desires to retain the Manager to render advisory services hereunder, it shall notify the Manager in writing. If the Manager is willing to render such services, it shall notify the Fund in writing, whereupon such additional series shall become a Series hereunder.

         2. Services of the Manager. The Manager represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 and will maintain such registration for so long as required by applicable law. Subject to the general supervision of the Board of Trustees of the Fund, the Manager shall provide the following advisory, management, and other services with respect to the Series:

            (a) Provide general, investment advice and guidance with respect to the Series and provide advice and guidance to the Fund's Trustees, and oversee the management of the investments of the Series and the composition of each Series' portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, in accordance with each Series' investment objective or objectives and policies as stated in the Fund's current registration statement, which management may be provided by others selected by the Manager and approved by the Board of Trustees as provided below or directly by the Manager as provided in Section 3 of this Agreement;

            (b) In the event that the Manager wishes to select others to render investment management services, the Manager shall analyze, select and recommend for consideration and approval by the Fund's Board of Trustees investment advisory firms (however organized) to provide investment advice to one or more of the Series, and, at the expense of the Manager, engage (which engagement may also be by the Fund) such investment advisory firms to render investment advice and manage the investments of such Series and the composition of each such Series' portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, or any offering thereof, in accordance with the Series' investment objective or objectives and policies as stated in the Fund's current registration statement (any such firms approved by the Board of Trustees and engaged by the Fund and/or the Manager are referred to herein as "Sub-Advisers");

            (c) Periodically monitor and evaluate the performance of the Sub-Advisers with respect to the investment objectives and policies of the Series;

            (d) Monitor the Sub-Advisers for compliance with the investment objective or objectives, policies and restrictions of each Series, the 1940 Act, Subchapter M of the Internal Revenue Code, and if applicable, regulations under such provisions, and other applicable law;

            (e) If appropriate, analyze and recommend for consideration by the Fund's Board of Trustees termination of a contract with a Sub-Adviser under which the Sub-Adviser provides investment advisory services to one or more of the Series;

            (f) Supervise Sub-Advisers with respect to the services that such Sub-Advisers provide under respective portfolio management agreements ("Sub-Adviser Agreements");

            (g) Render to the Board of Trustees of the Fund such periodic and special reports as the Board may reasonably request; and

            (h) Make available its officers and employees to the Board of Trustees and officers of the Fund for consultation and discussions regarding the administration and management of the Series and services provided to the Fund under this Agreement.

         3. Investment Management Authority. In the event the Manager wishes to render investment management services directly to a Series, then with respect to any such Series, the Manager, subject to the supervision of the Fund's Board of Trustees, will provide a continuous investment program for the Series' portfolio and determine the composition of the assets of the Series' portfolio, including determination of the purchase, retention, or sale, or any offering, of the securities, cash, and other investments contained in the portfolio. The Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, offered to the public, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Manager is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Manager shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of the Series. The Manager will provide the services under this Agreement in accordance with the Series' investment objective or objectives, policies, and restrictions as stated in the Fund's Registration Statement filed with the Securities and Exchange Commission (the "SEC"), as amended. Furthermore:

            (a) The Manager will manage the Series so that each will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. In managing the Series in accordance with these requirements, the Manager shall be entitled to receive and act upon advice of counsel to the Fund or counsel to the Manager.

            (b) The Manager will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Fund's Board of Trustees, and the provisions of the Registration Statement of the Fund under the Securities Act of 1933 and the 1940 Act, as supplemented or amended.

            (c) On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Series as well as any other investment advisory clients, the Manager may, to the extent permitted by applicable laws and regulations and any applicable procedures adopted by the Fund's Board of Trustees, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in a manner that is fair and equitable in the judgment of the Manager in the exercise of its fiduciary obligations to the Fund and to such other clients.

            (d) In connection with the purchase and sale of securities of the Series, the Manager will arrange for the transmission to the custodian for the Fund on a daily basis, of such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Manager will arrange for the prompt transmission of the confirmation of such trades to the Fund's custodian.

            (e) The Manager will assist the custodian or portfolio accounting agent for the Fund in determining, consistent with the procedures and policies stated in the Registration Statement for the Fund and any applicable procedures adopted by the Fund's Board of Trustees, the value of any portfolio securities or other assets of the Series for which the custodian or portfolio accounting agent seeks assistance or review from the Manager.

            (f) The Manager will make available to the Fund, promptly upon request, any of the Series' or the Manager's investment records and ledgers as are necessary to assist the Fund in complying with the requirements of the 1940 Act, as well as other applicable laws. The Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

            (g) The Manager will regularly report to the Fund's Board of Trustees on the investment program for the Series and the issuers and securities represented in the Series' portfolio, and will furnish the Fund's Board of Trustees with respect to the Series such periodic and special reports as the Trustees may reasonably request.

            (h) In connection with its responsibilities under this Section 3, the Manager is responsible for decisions to buy and sell securities and other investments for the Series' portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Manager's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the Fund, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, execution capabilities and operational facilities of the firms involved, and the firm's risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Manager in the exercise of its fiduciary obligations to the Fund, by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards and in accordance with
Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, the Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Manager if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Series, the Manager or an affiliate of the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine consistent with the above standards, and the Manager will report on said allocation regularly to the Board of Trustees of the Fund indicating the broker-dealers to which such allocations have been made and the basis therefor.

         4. Conformity with Applicable Law. The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Fund and with the instructions and directions of the Board of Trustees of the Fund and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

         5. Exclusivity. The services of the Manager to the Fund under this Agreement are not to be deemed exclusive, and the Manager, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.

         6. Records. The Fund agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Fund with respect to the Series by the 1940 Act. The Manager further agrees that all records of the Series are the property of the Fund and, to the extent held by the Manager, it will promptly surrender any of such records upon request.

         7. Expenses. During the term of this Agreement, the Manager will pay all expenses incurred by it in connection with its activities under this Agreement, except such expenses as are assumed by the Fund under this Agreement and such expenses as are assumed by a Sub-Adviser under its Sub-Adviser Agreement. The Manager further agrees to pay all fees payable to the Sub-Advisers, executive salaries and expenses of the Trustees of the Fund who are employees of the Manager or its affiliates, and office rent of the Fund. The Fund shall be responsible for all of the other expenses of its operations, including, without limitation, the management fee payable hereunder; brokerage commissions; interest; legal fees and expenses of attorneys; fees of auditors, transfer agents and dividend disbursing agents, custodians and shareholder servicing agents; the expense of obtaining quotations for calculating each Fund's net asset value; taxes, if any, and the preparation of the Fund's tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; expenses of registering and qualifying shares of the Fund under federal and state laws and regulations (including the salary of employees of the Manager engaged in the registering and qualifying of shares of the Fund under federal and state laws and regulations or a pro-rata portion of the salary of employees to the extent so engaged); expenses of disposition or offering any of the portfolio securities held by a Series; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with governmental agencies; expenses in connection with shareholder and trustee meetings; expenses of printing and distributing prospectuses and statements of additional information to existing shareholders; fees and expenses of Trustees of the Fund who are not employees of the Manager or any Sub-Adviser, or their affiliates; trade association dues; insurance premiums; extraordinary expenses such as litigation expenses. To the extent the Manager incurs any costs or performs any services which are an obligation of the Fund, as set forth herein, the Fund shall promptly reimburse the Manager for such costs and expenses. To the extent the services for which the Fund is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the Fund only to the extent of its costs for such services.

         8. Compensation. For the services provided by the Manager to each Series pursuant to this Agreement, the Fund will pay to the Manager an annual fee equal to the amount specified for such Series in Schedule A hereto, payable monthly in arrears. Payment of the above fees shall be in addition to any amount paid to the Manager for the salary of its employees for performing services which are an obligation of the Fund as provided in Section 7. The fee will be appropriately pro-rated to reflect any portion of a calendar month that this Agreement is not in effect between us.

         9. Liability of the Manager. The Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, trustees, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Manager's duties, or by reason of reckless disregard of the Manager's obligations and duties under this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, trustees, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission by a Sub-Adviser or any of the Sub-Adviser's stockholders or partners, officers, trustees, employees, or agents connected with or arising out of any services rendered under a Sub-Adviser Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Manager's duties under this Agreement, or by reason of reckless disregard of the Manager's obligations and duties under this Agreement. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets and property of that Series only, and not against the assets or property of any other series of the Fund.

         10. Continuation and Termination. This Agreement shall become effective on the date first written above, subject to the condition that the Fund's Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of each Series, shall have approved this Agreement. Unless terminated as provided herein, the Agreement shall continue in full force and effect for one (1) year from the effective date of this Agreement, and shall continue from year to year thereafter with respect to each Series so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Board of

Trustees of the Fund, or (ii) by vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

         However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to approve or continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Fund, unless such approval shall be required by any other applicable law or otherwise. This Agreement may be terminated by the Fund at any time, in its entirety or with respect to a Series, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting shares of the Fund, or with respect to a Series, by vote of a majority of the outstanding voting shares of such Series, on sixty (60) days' written notice to the Manager, or by the Manager at any time, without the payment of any penalty, on sixty (60) days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its "assignment" as described in the 1940 Act.

         11. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the Fund. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board of Trustees and the Manager.

         12. Use of Names. It is understood that the names "ING," "Pilgrim" and "ING Pilgrim Investments, LLC" or any derivatives thereof (including the name "ING Pilgrim") or logos associated with those names is the valuable property of the Manager and its affiliates, and that the Fund and/or the Series have the right to use such names (or derivatives or logos) only so long as this Agreement shall continue with respect to such Fund and/or Series. Upon termination of this Agreement, the Fund (or Series) shall forthwith cease to use such names (or derivatives or logos) and, in the case of the Fund, shall promptly amend its Articles of Incorporation to change its name (if such names are included therein).

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

         14. Applicable Law.

            (a) This Agreement shall be governed by the laws of the State of Arizona, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.

            (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

            (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         15. Limitation of Liability for Claims. The Manager is hereby expressly put on notice of the limitation of liability as set forth in the Declaration and agrees that the obligations assumed by the Trust on behalf of the Series pursuant to this Agreement shall be limited in all cases to the applicable Series and its assets, and the Manager shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Series or any other Series of the Trust, or from any trustee, officer, employee or agent of the Trust. The Manager understands that the rights and obligations of each Series under the Declaration are separate and distinct from those of any and all other Series. [MASSACHUSETTS BUSINESS TRUSTS ONLY]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                    [NAME OF ENTITY]

                                    ---------------------------------
                                    By:




                                    ING PILGRIM INVESTMENTS, LLC

                                    ---------------------------------
                                    By:

                                   SCHEDULE A

                  FUND                                     FEE
                  ----                                     ---

                        Investment Advisory Agreement
     Schedule Pursuant to Rule 483(d)(2) under the Securities Act of 1933

Investment Advisory Agreements have been entered into by Aetna Generation Portfolios, Inc. on behalf of the following portfolios in substantially the same form and type as exhibit (d) - Investment Advisory Agreement, included herewith.

                                        Difference in             Difference in
    Date           Portfolio            Compensation                Expenses
    ----           ---------            ------------                --------
 __/__/2002   Money Market Fund    .40% on first $500 million         N/A
                                   .35% on next $500 million
                                   .34% on next $1 billion
                                   .33% on next $1 billion
                                   .30% over $3 billion

 __/__/2002   Bond Fund            .50% on first $250 million         Total annual
                                   .475% on next $250 million         operating fees
                                   .45% on next $250 million          (excluding
                                   .425% on next $1.25 billion        12b-1 fees) do
                                   .40% over $2 billion               not exceed
                                                                      0.75% of the
                                                                      average daily
                                                                      net assets


 __/__/2002   Balanced Fund        .80% on first $500 million         N/A
                                   .75% on next $500 million
                                   .70% on next $1 billion
                                   .65% over $2 billion

 __/__/2002   Growth and Income    .70% on first $250 million         N/A
              Fund                 .65% on next $250 million
                                   .625% on next $250 million
                                   .60% on next $1.25 billion
                                   .55% over $2 billion


 __/__/2002   International Fund   .85% on first $250 million         Total annual
                                   .80% on next $250  million         operating fees
                                   .775% on next $250  million        (excluding
                                   .75% on next $1.25  billion        12b-1 fees) do
                                   .70% over $2 billion               not exceed
                                                                      1.35% of the
                                                                      average daily
                                                                      net assets


 __/__/2002   Aetna Government     .50% on first $250 million         Total annual
              Fund                 .475% on next $250 million         operating fees
                                   .45% on next $250 million          (excludes
                                   .425% on next $1.25 billion        12b-1 fees) do
                                   .40% over $2 billion               not exceed
                                                                      0.70% of the
                                                                      average daily
                                                                      net assets

 __/__/2002   Growth Fund          .70% on first $250 million         N/A
                                   .65% on next $250 million
                                   .625% on next $250 million
                                   .60% on next $1.25 billion
                                   .55% over $2 billion

 __/__/2002   Small Company Fund   .85% on first $250  million        Total annual
                                   .80% on next $250 million          operating fees
                                   .775% on next $250 million         (excludes 12b-1
                                   .75% on next $1.25 billion         fees) do not
                                   .725% over $2 billion              exceed 1.25% of
                                   .775% on next $250                 the average
                                                                      daily net assets



 __/__/2002   Ascent Fund          .80% on first $500 million         Total annual
                                   .775% on next $500 million         operating fees
                                   .75% on next $500 million          (excludes 12b-1
                                   .725% on next $500 million         fees) do not
                                   .70% over $2 billion               exceed 1.00% of
                                                                      the average
                                                                      daily net assets



 __/__/2002   Crossroads Fund      .80% on first $500 million         Total annual
                                   .775% on next $500 million         operating fees
                                   .75% on next $500  million         (excluding
                                   .725% on next $500 million         12b-1 fees) do
                                   .70% over $2 billion               not exceed
                                                                      0.95% of the
                                                                      average daily
                                                                      net assets


 __/__/2002   Legacy Fund          .80% on first $500 million         Total annual
                                   .775% on next $500 million         operating fees
                                   .75% on next $500 million          (excludes 12b-1
                                   .725% on next $500 million         fees) do not
                                   .70% over $2 billion               exceed 0.90% of
                                                                      the average
                                                                      daily net assets



 __/__/2002   Index Plus Large     .45% on first $500 million         Total annual
              Cap Fund             .425% on next $250 million         operating fees
                                   .40% on next $1.25 billion         (excluding
                                   .375% over $2 billion              12b-1 fees) do
                                                                      not exceed
                                                                      0.70% of the
                                                                      average daily
                                                                      net assets

 __/__/2002   Index Plus Mid       .45% on first $500 million         Total annual
              Cap Fund             .425% on next $250 million         operating fees
                                   .40% on next $1.25 billion         (excludes 12b-1
                                   .375% over $2 billion              fees) do not
                                                                      exceed 0.75% of
                                                                      the average
                                                                      daily net assets

 __/__/2002   Index Plus Small     .45% on first $500 million         Total annual
              Cap Fund             .425% on next $250 million         operating fees
                                   .40% on next $1.25 billion         (excluding
                                   .375% over $2 billion              12b-1 fees) do
                                                                      not exceed
                                                                      0.75% of the
                                                                      average daily
                                                                      net assets

 __/__/2002   Value Opportunity    .70% on first $250 million         Total annual
              Fund                 .65% on next $250 million          operating fees
                                   .625% on next $250 million         do not exceed
                                   .60% on next $1.25 billion         1.10% of the
                                   .55% over $2 billion               average daily
                                                                      net assets


 __/__/2002   Technology Fund      1.05% on first $500 million        Total annual
                                   1.025% on next $500 million        operating fees
                                   1.00% over $1 billion              (excludes 12b-1
                                                                      fees) do not
                                                                      exceed 1.50% of
                                                                      the average
                                                                      daily net assets

 __/__/2002   Principal            .65% of average daily              Total annual
              Protection Fund I    net assets                         operating fees
                                                                      (excluding
                                                                      12b-1 fees) do
                                                                      not exceed
                                                                      1.25% of the
                                                                      average daily
                                                                      net assets

 __/__/2002   Principal            .65% of average daily              Total annual
              Protection Fund II   net assets                         operating fees
                                                                      (excludes 12b-1
                                                                      fees) do not
                                                                      exceed 1.25% of
                                                                      the average
                                                                      daily net assets

 __/__/2002   Principal            .65% of average daily              Total annual
              Protection           net assets                         operating fees
              Fund III                                                (excludes 12b-1
                                                                      fees) do not
                                                                      exceed 1.25% of
                                                                      the average
                                                                      daily net assets

 __/__/2002   Principal            .65% of average daily              Total annual
              Protection Fund IV   net assets                         operating fees
                                                                      (excludes 12b-1
                                                                      fees) do not
                                                                      exceed 1.25% of
                                                                      the average
                                                                      daily net assets

 __/__/2002   Index Plus           .25% of average daily              Total annual
              Protection Fund      net assets during                  operating fees
                                   offering period                    (excludes 12b-1
                                   .65% of average daily              fees) do not
                                   net assets during                  exceed 1.25% of
                                   guarantee period                   the average
                                   .45% of average daily              daily net assets
                                   net assets thereafter

 __/__/2002   Brokerage Cash       .20% on first $1 billion           Total annual
              Reserves             .19% on next $2 billion            operating fees
                                   .18% over $3 billion               (includes all
                                                                      12b-1 fees) do
                                                                      not exceed
                                                                      0.95% of the
                                                                      average daily
                                                                      net assets